Exhibit 99.1

Contact:	Daniel M. Quinn	Paul W. Taylor
	President & Chief Executive Officer	E.V.P. & Chief Financial Officer
	1331 Seventeenth Street, Suite 300	1331 Seventeenth Street, Suite 300
	Denver, CO 80202	Denver, CO 80202
	303/313-6736	303/293-5563

FOR IMMEDIATE RELEASE:

Centennial Bank Holdings, Inc. Announces First Quarter 2007 Earnings

Denver, Colorado, April 19, 2007 – Centennial Bank Holdings (Nasdaq: CBHI) today reported first quarter 2007 net income of $5.4 million, or 10 cents per basic and diluted share, compared to fourth quarter 2006 net income of $5.4 million, or 10 cents per basic and diluted share, and first quarter 2006 net income of $7.4 million, or 13 cents per basic and diluted share.  Excluding after-tax intangible asset amortization of $1.4 million, first quarter 2007 cash net income was $6.8 million, or 12 cents per basic and diluted share, compared to fourth quarter 2006 cash net income of $7.3 million, or 13 cents per basic and diluted share, and first quarter 2006 cash net income of $9.3 million, or 16 cents per basic and diluted share.

First quarter 2007 net income of $5.4 million equaled the fourth quarter 2006 net income. Net interest income decreased by $1.1 million from the fourth quarter 2006, which was primarily caused by a reduction in interest income on residential construction, land, and land development loans.  The company recorded a $1.0 million charge to the provision for credit losses in the first quarter 2007, which was $1.7 million less than the $2.7 million fourth quarter 2006 provision for credit losses.  The company’s noninterest expense decreased by $0.7 million in the first quarter 2007 from the fourth quarter 2006, which included a $0.9 million decline in write-downs and costs associated with other real estate owned, and a reduction of intangible assets amortization of $0.8 million. In the fourth quarter 2006, the company had $1.1 million of income from discontinued operations primarily associated with the disposition of its Collegiate Peaks Bank subsidiary and a $1.1 million reduction in other general and administrative expenses that was the result of insurance reimbursements of legal fees.

The $5.4 million first quarter 2007 net income reflected a decrease of $2.0 million from first quarter 2006. The primary factors impacting the decrease were an increase in the cost of deposits of $3.2 million and the provision for credit losses of $1.0 million taken in the first quarter 2007 with no corresponding first quarter 2006 charge.  The company’s first quarter 2007 noninterest expense decreased from first quarter 2006 by $1.2 million, which was primarily the result of a reduction in salaries and benefits of $0.5 million and a reduction in amortization of intangible assets of $0.8 million.

“We are beginning to see progress with the objectives we have set for the company,” stated Daniel M. Quinn, President and Chief Executive Officer.  “Nonperforming assets fell $0.9 million in the first quarter 2006.  The balance sheet is beginning to stabilize with deposits up over the fourth quarter 2006.  Loans declined with our emphasis on reducing concentrations in residential construction and land loans.  In addition, noninterest expense continues to decline quarter over quarter.”

Financial Highlights

	Quarter Ended			Quarter Ended
	March 31, 2007	December 31, 2006	% Change	March 31, 2006	% Change
Earnings per share-basic & diluted	$0.10	$0.10	0.0%	$0.13	(23.1)%
Cash earnings per share-basic & diluted	$0.12	$0.13	(7.7)%	$0.16	(25.0)%
Return on average assets	0.82%	0.78%	4.6%	1.03%	(20.8)%
Return on tangible average assets (cash)	1.22%	1.23%	(1.0)%	1.52%	(19.9)%
Net Interest Margin	5.16%	5.12%	0.8%	5.44%	(5.2)%
Efficiency Ratio	62.31%	60.01%	3.8%	56.76%	9.8%

Balance Sheet

At March 31, 2007, the company had total assets of $2.7 billion, or $27.2 million less than the total assets at December 31, 2006, and $223.1 million less than total assets at March 31, 2006.  The sale of Collegiate Peaks Bank accounted for $90.1 million of the decrease in total assets from March 31, 2006.

(In thousands)	March 31, 2007	December 31, 2006	% Change	March 31, 2006	% Change

Total loans, net of unearned discount	$1,886,613	$1,947,487	(3.1)%	$2,005,151	(5.9)%
Allowance for loan losses	(27,492)	(27,899)	(1.5)%	(26,999)	1.8%
Total assets	2,693,384	2,720,600	(1.0)%	2,916,510	(7.7)%
Average assets	2,687,549	2,783,375	(3.4)%	2,929,712	(8.3)%
Total deposits	1,971,869	1,960,105	0.6%	2,077,076	(5.1)%

At March 31, 2007, total loans, net of unearned discount, of $1.9 billion were $60.9 million less than at December 31, 2006 and $118.5 million less than at March 31, 2006.  The decline is due in part to the company’s continued strategy to reduce its concentration in residential construction and land loans and increase commercial and industrial, consumer and energy loans.  The March 31, 2007 real estate portfolio balances decreased by $53.1 million from December 31, 2006, primarily driven by decreases in the residential construction and land loans, while commercial and industrial loans had a modest increase.

At the end of the first quarter 2007, deposits were $2.0 billion, reflecting an increase of $11.8 million from December 31, 2006, and a decrease of $105.2 million from March 31, 2006.  The increase in deposits from December 31, 2006 was driven primarily by a $12.3 million increase in money market deposits, and included increases of $2.3 million and $2.7 million in noninterest-bearing deposits and certificates of deposits, respectively, while savings deposits declined by $5.6 million.

Net Interest Income and Margin

	Quarter Ended			Quarter Ended
(Dollars in thousands)	March 31, 2007	December 31, 2006	Increase (Decrease)	March 31, 2006	Increase (Decrease)
Net interest income	$26,843	$27,907	$(1,064)	$29,907	$(3,064)
Interest rate spread	4.16%	4.14%	0.02%	4.67%	(0.51)%
Net interest margin	5.16%	5.12%	0.04%	5.44%	(0.28)%

First quarter 2007 net interest income of $26.8 million decreased by $1.1 million from the fourth quarter 2006 and $3.1 million from the first quarter 2006.

Interest income decreased by $1.5 million and $0.3 million from the fourth quarter 2006 and first quarter 2006, respectively.  The declines in interest income were primarily caused by an overall decrease in the company’s loan portfolio.  Interest income on real estate construction loans decreased $1.6 million from the fourth quarter 2006, which was caused primarily by the reduction in residential construction and land loans.

Interest expense decreased by $0.5 million from the fourth quarter 2006, and increased by $2.7 million from the first quarter 2006. The decrease in interest expense from the fourth quarter 2006 was primarily the result of a $37.4 million decrease in average deposits from fourth quarter 2006 to first quarter 2007.  The increase in interest expense from the first quarter 2006 was caused by rising interest rates in the first half of 2006 combined with increased costs caused by robust competition for deposits.

The company’s net interest margin of 5.16% for the first quarter 2007 reflected an improvement of 4 basis points from the fourth quarter 2006 and a decline of 28 basis points from the first quarter 2006.  The company’s yield on interest-earning assets increased by 9 basis points and 37 basis points from the fourth quarter 2006 and first quarter 2006, respectively.  The company’s cost of interest-bearing liabilities increased by 7 basis points and 88 basis points from the fourth quarter 2006 and first quarter 2006, respectively.

Noninterest Income

The following table presents noninterest income as of the dates indicated.

	Quarter Ended			Quarter Ended
(Dollars in thousands)	March 31, 2007	December 31, 2006	% Increase (Decrease)	March 31, 2006	% Increase (Decrease)
Noninterest income:
Customer service and other fees	$2,443	$2,137	14.3%	$2,632	(7.2)%
Gain (loss) on sale of securities	—	(5)	100.0%	(5)	100.0%
Gain (loss) on sale of mortgages	—	(55)	100.0%	314	(100.0)%
Gain (loss) on sale of assets	(96)	133	(172.2)%	(91)	(5.5)%
Other	220	316	(30.4)%	262	(16.0)%
Total noninterest income	$2,567	$2,526	1.6%	$3,112	(17.5)%

Noninterest income for first quarter 2007 increased $41,000 from the fourth quarter 2006 and decreased by $0.5 million from the first quarter 2006. First quarter 2007 customer service and other fees increased by $0.3 million from the fourth quarter 2006. The $0.5 million decrease in noninterest income between the first quarter 2007 and first quarter 2006 was primarily caused by the discontinuation of the company’s residential mortgage group at the end of the third quarter 2006 and a reduction in first quarter 2006 loan placement and other fees.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated.

	Quarter Ended			Quarter Ended
(Dollars in thousands)	March 31, 2007	December 31, 2006	% Increase (Decrease)	March 31, 2006	% Increase (Decrease)

Noninterest expense:
Salaries and employee benefits	$10,974	$10,662	2.9%	$11,435	(4.0)%
Occupancy expense	2,121	2,040	4.0%	2,052	3.4%
Furniture and equipment	1,240	1,176	5.4%	1,165	6.4%
Amortization of intangible assets	2,195	2,960	(25.8)%	2,998	(26.8)%
Other general and administrative	3,991	4,384	(9.0)%	4,090	(2.4)%
Total noninterest expense	$20,521	$21,222	(3.3)%	$21,740	(5.6)%

Noninterest expense for the first quarter 2007 of $20.5 million decreased $0.7 million from the fourth quarter 2006.  First quarter 2007 salaries and employee benefits increased by $0.3 million from the fourth quarter 2006.  The first quarter 2007 increase in salaries and employee benefits included a $0.6 million decrease in salaries, incentive payments and bonus expenses, offset by increases in payroll taxes, employee benefits and equity-based compensation.  The payroll taxes and employee benefits increased by $0.5 million, primarily driven by lower fourth quarter 2006 payroll taxes due to employees that had exceeded the FICA and other employer tax match limits. Equity-based compensation increased by $0.3 million, attributable to a reduction in the fourth quarter 2006 expense due to a revision of estimated forfeitures. First quarter 2007 intangible amortization expense decreased by $0.8 million from the fourth quarter 2006 and first quarter 2006 due to the expiration of noncompete agreements and changes in the amortization of core deposit intangible assets.

Other significant changes between the first quarter 2007 and the fourth quarter 2006 include an increase in professional services fees due to recognition of $1.1 million in insurance reimbursements of legal fees in the fourth quarter 2006 and a decrease in costs associated with other real estate owned that resulted from a $1.1 million fourth quarter 2006 charge primarily consisting of the write-down of a real estate property.

Asset Quality

The following table presents selected asset quality data as of the dates indicated.

	Quarter Ended			Quarter Ended
(In thousands, except ratios)	March 31, 2007	December 31, 2006	Increase (Decrease)	March 31, 2006	Increase (Decrease)

Nonaccrual loans, not restructured	$31,940	$32,852	(2.8)%	$28,746	11.1%
Accruing loans past due 90 days or more	323	3	nm	1	nm

Total nonperforming loans (NPLs)	32,263	32,855	(1.8)%	28,747	12.2%
Other real estate owned	861	1,207	(28.7)%	1,267	(32.0)%

Total nonperforming assets (NPAs)	$33,124	$34,062	(2.8)%	$30,014	10.4%

Allowance for loan losses	$27,492	$27,899	(1.5)%	$26,999	1.8%

Selected ratios:
NPLs to loans, net of unearned discount	1.71%	1.69%		1.43%
NPAs to total assets	1.23%	1.25%		1.03%
Allowance for loan losses to NPAs	83.0%	81.9%		90.0%
Allowance for loan losses to loans held for investment	1.46%	1.43%		1.35%
nm - Not meaningful

First quarter 2007 nonperforming assets decreased by $0.9 million from December 31, 2006 and increased by $3.1 million from March 31, 2006. The company’s nonaccrual loans and OREO decreased in the first quarter 2007 by $0.9 million and $0.3 million, respectively, from the fourth quarter 2006 while accruing loans past due 90 days or more increased by $0.3 million.

In the first quarter 2007, the company recorded a $1.0 million provision for credit losses, including $0.2 million for the reserve on unfunded commitments, and net charge-offs of $1.3 million compared to a $2.6 million provision for credit losses, including $0.1 million for the reserve on unfunded commitments, and $0.7 million net charge-offs in the fourth quarter 2006.

The allowance for loan losses was $27.5 million at March 31, 2007 compared to $27.9 million at December 31, 2006, and $27.0 million at March 31, 2006.  The ratio of the allowance for loan losses to nonperforming assets was 83.0% at March 31, 2007, which represented a 1.1 percentage point increase from December 31, 2006 and a 7.0 percentage point decrease from the ratio of allowance for loan losses to nonperforming assets at March 31, 2006. The company’s loss exposure on its substandard loans continues to be mitigated by collateral positions on these loans. Management continues to monitor the allowance for loan losses closely and will adjust the allowance for loan losses when necessary, based on its analysis, which includes ongoing evaluation of substandard loans and their collateral positions.

Stock Repurchase Program

During the first quarter 2007, the company repurchased 1,718,800 shares at a cost of $14.5 million, or an average price of $8.46 per share, leaving 1,031,200 shares under the company’s existing stock repurchase program.  As of March 31, 2007, the company had 55,555,400 shares outstanding, including 1,759,925 shares of unvested stock awards.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, cash net income and cash earnings per share, which exclude the after-tax impact of intangible asset amortization expense, and return on average tangible assets (cash), which excludes the after-tax impact of intangible asset amortization expense and average intangible assets.  The company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the company’s operational performance and to enhance investors’ overall understanding of the company’s core financial performance.  Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the company’s financial information as performance measures.  These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP.  These non-GAAP financial measures presented by the company may be different from non-GAAP financial measures used by other companies.

	Quarter Ended
(In thousands, except per share data)	March 31, 2007	December 31, 2006	March 31, 2006

GAAP net income	$5,409	$5,443	$7,429
Add: Amortization of intangible assets	2,195	2,960	2,998
Less: Income tax effect	(834)	(1,125)	(1,139)
Cash net income	$6,770	$7,278	$9,288

Weighted average shares – diluted	54,902	56,162	59,057

Earnings per share – diluted	$0.10	$0.10	$0.13
Add: Amortization of intangible assets (after tax effect)	0.02	0.03	0.03
Cash earnings per share	$0.12	$0.13	$0.16

Return on tangible net assets (cash)
Cash net income	$6,770	$7,278	$9,288

Total average assets	$2,687,549	$2,783,375	$2,929,712
Less average intangible assets	(433,573)	(434,369)	(444,351)
Average tangible assets	$2,253,976	$2,349,006	$2,485,361

Return on average tangible assets (cash) - cash net income divided by average tangible assets	1.22%	1.23%	1.52%

Return on average assets - GAAP net income divided by total average assets	0.82%	0.78%	1.03%

About Centennial Bank Holdings, Inc.

Centennial Bank Holdings, Inc. is a bank holding company that operates 36 branches in Colorado through its two bank subsidiaries, Centennial Bank of the West and Guaranty Bank and Trust Company.  The company provides banking and other financial services including real estate, construction, commercial and industrial, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses.  Centennial Bank of the West also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs.  More information about Centennial Bank Holdings, Inc. can be found at www.cbhi.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “intends”, “expects”, and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: general economic and business conditions in those areas in which the company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; costs and uncertainties related to the outcome of pending litigation; changes in business strategy or development plans; changes that occur in the securities markets; changes in governmental legislation or regulation; changes in credit quality; the availability of capital to fund the expansion of the company’s business; economic, political and global changes arising from natural disasters; the war on terrorism; conflicts in the Middle East; and additional “Risk Factors” referenced in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time.  When relying on forward-looking statements to make decisions with respect to the company, investors and others are cautioned to consider these and other risks and uncertainties.  The company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made.  The forward-looking statements are made as of the date of this press release, and the company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

CENTENNIAL BANK HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	March 31, 2007	December 31, 2006
	(In thousands)
Assets
Cash and due from banks	$68,639	$45,409
Federal funds sold	25,431	4,211
Cash and cash equivalents	94,070	49,620
Securities available for sale, at fair value	149,631	157,260
Securities held to maturity	11,179	11,217
Bank stocks, at cost	31,995	31,845
Total investments	192,805	200,322
Loans, net of unearned discount	1,886,613	1,947,487
Less allowance for loan losses	(27,492)	(27,899)
Net loans	1,859,121	1,919,588
Premises and equipment, net	73,599	74,166
Other real estate owned and foreclosed assets	861	1,207
Goodwill	392,958	392,958
Other intangible assets, net	39,404	41,599
Other assets	40,566	41,140

Total assets	$2,693,384	$2,720,600

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$519,951	$517,612
Interest-bearing demand	789,921	777,579
Savings	81,689	87,265
Time	580,308	577,649
Total deposits	1,971,869	1,960,105
Securities sold under agreements to repurchase and federal fund purchases	34,695	25,469
Borrowings	29,804	67,632
Subordinated debentures	41,239	41,239
Interest payable and other liabilities	34,680	36,696
Total liabilities	2,112,287	2,131,141

Stockholders’ equity	581,097	589,459

Total liabilities and stockholders’ equity	$2,693,384	$2,720,600

CENTENNIAL BANK HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

	Quarter Ended
	March 31, 2007	December 31, 2006	March 31, 2006
	(In thousands, except share data)
Interest income:
Loans, including fees	$39,738	$41,238	$40,521
Investment securities:
Taxable	621	661	776
Tax-exempt	1,412	1,449	911
Dividends	475	460	427
Federal funds sold and other	114	73	75
Total interest income	42,360	43,881	42,710
Interest expense:
Deposits	13,346	13,374	10,147
Federal funds purchased and repurchase agreements	301	369	261
Subordinated debentures	932	946	847
Borrowings	938	1,285	1,548
Total interest expense	15,517	15,974	12,803
Net interest income	26,843	27,907	29,907
Provision for credit losses	1,010	2,724	—
Net interest income, after provision for credit losses	25,833	25,183	29,907
Noninterest income:
Customer service and other fees	2,443	2,137	2,498
Gain (loss) on sale of securities	—	(5)	(5)
Other	124	394	619
Total noninterest income	2,567	2,526	3,112
Noninterest expense:
Salaries and employee benefits	10,974	10,662	11,435
Occupancy expense	2,121	2,040	2,052
Furniture and equipment	1,240	1,176	1,165
Amortization of intangible assets	2,195	2,960	2,998
Merger, acquisition and transition expenses	—	—	88
Other general and administrative	3,991	4,384	4,002
Total noninterest expense	20,521	21,222	21,740
Income before income taxes	7,879	6,487	11,279
Income tax expense	2,470	2,163	3,990
Income from continuing operations	5,409	4,324	7,289
Income from discontinued operations, net of tax	—	1,119	140
Net income	$5,409	$5,443	$7,429

Earnings per share–basic:
Income from continuing operations	$0.10	$0.08	$0.13
Income from discontinued operations, net of tax	—	0.02	—
Net income	0.10	0.10	0.13
Earnings per share–diluted:
Income from continuing operations	$0.10	$0.08	$0.13
Income from discontinued operations, net of tax	—	0.02	—
Net income	0.10	0.10	0.13
Weighted average shares outstanding-basic	54,792,527	55,985,528	59,057,264
Weighted average shares outstanding-diluted	54,902,229	56,161,626	59,240,780

Centennial Bank Holdings, Inc. and Subsidiaries

Unaudited Consolidated Average Balance Sheets

	Quarter Ended
	March 31, 2007	March 31, 2006
	(In thousands)
Assets
Interest earning assets
Loans, net of unearned discount	$1,909,713	$2,043,655
Securities	197,036	174,559
Other earning assets	3,464	10,769
Average earning assets	2,110,213	2,228,983
Other assets	577,336	700,729

Total average assets	$2,687,549	$2,929,712

Liabilities and Stockholders’ Equity
Average liabilities:
Average deposits:
Noninterest-bearing deposits	$483,293	$540,189
Interest-bearing deposits	1,448,340	1,473,403
Average deposits	1,931,633	2,013,592
Other interest-bearing liabilities	132,787	202,110
Other liabilities	34,661	112,620
Total average liabilities	2,099,081	2,328,322
Average stockholders’ equity	588,468	601,390
Total average liabilities and stockholders’ equity	$2,687,549	$2,929,712

Centennial Bank Holdings, Inc.
Unaudited Credit Quality Measures

	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
	(Dollars in thousands)
Nonaccrual loans	$31,940	$32,852	$26,812	$30,684	$28,746
Accruing loans past due 90 days or more	323	3	396	84	1
Other real estate owned	861	1,207	5,090	1,041	1,267
Total nonperforming assets	$33,124	$34,062	$32,298	$31,809	$30,014

Nonperforming loans	$32,263	$32,855	$27,208	$30,768	$28,747
Other impaired loans	8,079	5,978	17,076	16,166	11,841
Total impaired loans	40,342	38,833	44,284	46,934	40,588
Allocated allowance for loan losses	(7,673)	(8,028)	(6,468)	(5,685)	(9,296)
Net investment in impaired loans	$32,669	$30,805	$37,816	$41,249	$31,292

Charged-off loans	$(1,692)	$(1,088)	$(1,736)	$(2,012)	$(1,091)
Recoveries	436	366	177	593	615
Net charge-offs	$(1,256)	$(722)	$(1,559)	$(1,419)	$(476)

Provision for credit losses	$1,010	$2,724	$1,566	$—	$—

Allowance for loan losses	$27,492	$27,899	$25,977	$25,297	$26,999
Reserve on unfunded commitments	$572	$411	$328	$1,001	$718

Allowance for loan losses to loans, net of unearned discount	1.46%	1.43%	1.31%	1.31%	1.35%
Allowance for loan losses to nonaccrual loans	86.07%	84.92%	96.89%	82.44%	93.92%
Allowance for loan losses to nonperforming assets	83.00%	81.91%	80.43%	79.53%	89.96%
Allowance for loan losses to impaired loans	68.15%	71.84%	58.66%	53.90%	66.52%

Nonperforming assets to loans, net of unearned discount, and other real estate owned	1.75%	1.75%	1.63%	1.65%	1.50%
Annualized net charge-offs to average loans	0.45%	0.15%	0.32%	0.29%	0.09%
Nonaccrual loans to loans, net of unearned discount	1.69%	1.69%	1.35%	1.59%	1.43%